UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MEDICIS PHARMACEUTICAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COMPANY #

MEDICIS PHARMACEUTICAL CORPORATION
7720 North Dobson Road
Scottsdale, Arizona 85256-2740
2009 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2009 Annual Meeting of Stockholders of Medicis Pharmaceutical Corporation will be held at the Scottsdale Resort and Conference Center, 7700 East McCormick Parkway, Scottsdale, Arizona, on Tuesday, May 19, 2009 at 9:30 a.m. local time.

Directions to the Annual Meeting can be viewed at www.ematerials.com/mrx.

Important Notice Regarding the Availability of Proxy Materials for the
2009 Stockholder Meeting to be Held on May 19, 2009

1.	This communication presents an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The Proxy Statement for the 2009 Annual Meeting and the Annual Report for our fiscal year ended December 31, 2008 are available at www.ematerials.com/mrx.

3.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 7, 2009 to facilitate timely delivery.

Matters intended to be acted upon at the Annual Meeting are listed below.

1.	The re-election of the following two director nominees, as described under Item 1 of the Proxy Statement.

1.  Arthur G. Altschul, Jr.

2.  Philip S. Schein, M.D.

2.	The approval of an amendment to the Medicis 2006 Incentive Award Plan, which would increase the number of shares of common stock reserved for issuance under the plan by 2,000,000 shares, as described under Item 2 of the Proxy Statement.

3.	The ratification of the selection of Ernst & Young LLP as independent auditors of Medicis for the fiscal year ending December 31, 2009, as described under Item 3 of the Proxy Statement.

4.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends that you vote “FOR” the re-election of the two director nominees, “FOR” the approval of the amendment to the Medicis 2006 Incentive Award Plan and “FOR” the ratification of Ernst & Young LLP as independent auditors of Medicis for the fiscal year ending December 31, 2009.

You may immediately
vote your proxy on the Internet at:
www.eproxy.com/mrx

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on May 18, 2009.

•	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the online instructions to vote your proxy.

•	Your Internet vote authorizes the proxies designated by the Board of Directors to vote your shares in the same manner as if you marked, signed and returned a proxy card.

To request paper or electronic copies of the proxy materials, which include the proxy card, Proxy Statement and Annual Report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/mrx. Follow the instructions on the website to log in and order copies. If you would like this election to apply to delivery of material for all future meetings, please have the last four digits of your Social Security Number or Tax Identification Number available and follow the instructions on the website.

Telephone – Call us free of charge at (866) 697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to order copies. If you would like this election to apply to delivery of material for all future meetings, please have the last four digits of your Social Security Number or Tax Identification Number available and follow the automated instructions.

Email – Send us an email at ep@ematerials.com with “MRX Materials Request” in the subject line. The email must include:

•	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner of this notice.

•	Your preference to receive printed materials via mail – or – to receive an email with links to the electronic materials.

•	If you choose email delivery, you must include the email address that you would like the links to the electronic materials sent. Your email address will not be used for any purpose other than to send a copy of the proxy materials to you.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the email.